UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 24, 2015

MYERS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1293 South Main Street, Akron, OH	44301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (330) 253-5592

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors (the “Board”) of Myers Industries, Inc. (the “Company”) previously adopted, subject to shareholder approval, the Company’s Amended and Restated 2008 Incentive Stock Plan (the “Amended and Restated Plan”). The Company’s shareholders approved the Amended and Restated Plan at the Annual Meeting of Shareholders held on April 24, 2015 (the “Annual Meeting”).

The material features of the Amended and Restated Plan are described in the Company’s definitive proxy statement on Schedule 14A dated March 31, 2015 and filed with the Securities and Exchange Commission (the “Proxy Statement”) in the section entitled “Proposal No. 2 — Approval of Adoption of Amended and Restated 2008 Incentive Stock Plan.” Key changes to and new features of the Amended and Restated Plan include:

•	An increase in the number of shares of common stock available for grant under the plan by 1,000,000;

•	Extension of the expiration date of the plan to March 5, 2025;

•	Modification of the definition of “Change of Control” to provide that, except as provided in an agreement that is currently in effect, the Company will not accelerate the vesting of any outstanding awards unless either (i) such acceleration is conditioned on a subsequent termination of employment of a holder of an award, or (ii) any outstanding award is not assumed or replaced with a substitute award having substantially equal value and terms and conditions;

•	Increase in the threshold of required ownership of voting power of the Company from 20% to 30% for a “Change of Control” under the plan to occur;

•	Awards are subject to a minimum three-year vesting requirement (subject to limited exceptions);

•	Prohibits amending the terms of outstanding awards to reduce the exercise price of outstanding options or cancel outstanding options in exchange for cash or other awards or options with an exercise price that is less than the exercise price of the original options without stockholder approval, or in certain other limited circumstances; and

•	Awards are subject to the Company’s recently adopted clawback policy.

The above descriptions of the Amended and Restated Plan are qualified in their entirety by reference to a copy of the Amended and Restated Plan filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The following matters set forth in the Company’s Proxy Statement were voted on at the Annual Meeting and the results of such voting is indicated below.

1.	The nine nominees listed below were elected as directors of the Company with the respective votes set forth opposite their names:

Name of Directors Elected	FOR	WITHHELD
Philip T. Blazek	12,340,998	7,930,747
Sarah R. Coffin	21,578,062	6,059,633
John B. Crowe	21,498,373	6,139,322
William A. Foley	21,576,908	6,060,787

Robert B. Heisler, Jr.	21,409,807	6,227,888
F. Jack Liebau, Jr.	19,296,764	974,981
Bruce M. Lisman	15,713,562	4,558,183
John C. Orr	21,575,431	6,062,264
Robert A. Stefanko	21,571,768	6,065,927

2.	The proposal regarding the adoption of the Amended and Restated 2008 Incentive Stock Plan was approved. Voting results on this proposal were as follows:

For	19,638,355
Against	8,798,752
Abstain	56,737

3.	The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015 was ratified. Voting results on this proposal were as follows:

For	28,728,121
Against	357,426
Abstain	17,436

4.	The non-binding advisory vote on executive compensation was approved. Voting results on this proposal were as follows:

For	17,075,350
Against	11,375,921
Abstain	42,573

5.	The advisory vote to approve the Shareholder Proposal submitted by GAMCO Asset Management, Inc. was not approved. Voting results on this proposal were as follows:

For	11,943,218
Against	16,476,307
Abstain	71,318

Item 9.01.	Financial Statements and Exhibits

10.1	Amended and Restated 2008 Incentive Stock Plan of the Company, effective as of March 5, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.
(Registrant)

DATE	April 30, 2015	By:	/s/ Greggory W. Branning
Greggory W. Branning
Senior Vice President, Chief Financial Officer and Corporate Secretary